                                                                    Exhibit 10.9

                                 LEASE AGREEMENT

BY AND BETWEEN:

                       Cedar Brook Corporate Center, L.P.

                                                                      "Landlord"

          - and -

                     National Patent Development Corporation

                                                                        "Tenant"

PREMISES: 8 Cedar Brook Drive
          Cranbury, New Jersey 08512

DATED: _________, 199__

                                TABLE OF CONTENTS

1.    LEASED PREMISES.....................................................    1

2.    TERM OF LEASE.......................................................    1

3.    CONSTRUCTION........................................................    1

4.    RENT................................................................    2

5.    PARKING AND USE OF EXTERIOR AREA....................................    3

6.    USE.................................................................    3

7.    REPAIRS AND MAINTENANCE.............................................    3

8.    COMMON AREA EXPENSES & MANAGEMENT FEE...............................    4

9.    SIGNS...............................................................    6

10.   ASSIGNMENT AND SUBLETTING...........................................    7

11.   FIRE AND CASUALTY...................................................    7

12.   COMPLIANCE WITH LAWS, RULES AND REGULATIONS.........................    9

13.   INSPECTION BY LANDLORD..............................................   11

14.   DEFAULT BY TENANT...................................................   11

15.   LIABILITY OF TENANT FOR DEFICIENCY..................................   13

16.   NOTICES.............................................................   14

17.   NON-WAIVER BY LANDLORD..............................................   14

18.   RIGHT OF TENANT TO MAKE ALTERATIONS AND IMPROVEMENTS................   14

19.   NON-LIABILITY OF LANDLORD...........................................   14

20.   RESERVATION OF EASEMENT.............................................   15

21.   STATEMENT OF ACCEPTANCE.............................................   15

22.   FORCE MAJEURE.......................................................   15

23.   STATEMENTS BY LANDLORD AND TENANT...................................   15

24.   CONDEMNATION........................................................   16

25.   LANDLORD'S REMEDIES.................................................   16

26.   QUIET ENJOYMENT.....................................................   17

27.   SURRENDER OF PREMISES...............................................   17

28.   INDEMNITY...........................................................   17

29.   LEASE CONSTRUCTION..................................................   18

30.   BIND AND INURE CLAUSE...............................................   18

31.   INCLUSIONS..........................................................   18

32.   DEFINITION OF TERM "LANDLORD".......................................   18

33.   COVENANTS OF FURTHER ASSURANCES.....................................   19

34.   COVENANT AGAINST LIENS..............................................   19

35.   SUBORDINATION.......................................................   19

36.   EXCULPATION OF LANDLORD.............................................   19

37.   NET RENT............................................................   20

38.   SECURITY............................................................   20

39.   BROKERAGE...........................................................   20

40.   LATE CHARGES........................................................   20

41.   RESERVED SPACE......................................................   20

42.   OPTION TO RENEW.....................................................   21

          AGREEMENT, made ___________, 1997, between Cedar Brook Corporate Center, L.P., 1000 Eastpark Blvd., Cranbury, New Jersey 08512, "Landlord"; and National Patent Development Corporation, Suite 4170, 9 West 57th St., New York, NY 10019, "Tenant".

                                   WITNESSETH:

          WHEREAS, the Landlord intends to lease to the Tenant 8 Cedar Brook Dr., Cranbury, New Jersey 08512, ("Leased Premises") constituting a portion of the office/industrial park known as Cedar Brook Corporate Center; and

          WHEREAS, the parties hereto wish to mutually define their rights, duties and obligations in connection with the said lease;

          NOW THEREFORE, in consideration of the promises set forth herein, the Landlord leases unto the Tenant and the Tenant rents from the Landlord the Leased Premises described in Paragraph 1, and the Landlord and Tenant do hereby mutually covenant and agree as follows:

     1.   LEASED PREMISES

          The Leased Premises shall consist of 7672 square feet of office space and 4800 square feet of Laboratory/Production space, outside dimensions to center line of common wall, identified on the plot plan attached hereto and made a part hereof as Schedule "A", together with all improvements to be constructed thereon by the Landlord for the use of the Tenant, and all easements, improvements, tenements, appurtenances, hereditaments, fixtures and rights and privileges appurtenant thereto, and any and all fixtures and equipment which are to be installed in said building by the Landlord for the use of the Tenant in its occupancy of the Leased Premises.

     2.   TERM OF LEASE

          The term of the Lease shall be 5 years, to commence on or about February 1, 1998 and to end January 31, 2003, which dates are subject to the construction provisions set forth below.

     3.   CONSTRUCTION

          3.1 The Landlord shall substantially complete the Leased Premises in accordance with the plans, specification and work letter ("Plans") to be agreed to between the Landlord and

          AGREEMENT, made ___________, 1997, between Cedar Brook Corporate Center, L.P., 1000 Eastpark Blvd., Cranbury, New Jersey 08512, "Landlord"; and National Patent Development Corporation, Suite 4170, 9 West 57th St., New York, NY 10019, "Tenant".

                                   WITNESSETH:

          WHEREAS, the Landlord intends to lease to the Tenant 8 Cedar Brook Dr., Cranbury, New Jersey 08512, ("Leased Premises") constituting a portion of the office/industrial park known as Cedar Brook Corporate Center; and

          WHEREAS, the parties hereto wish to mutually define their rights, duties and obligations in connection with the said lease;

          NOW THEREFORE, in consideration of the promises set forth herein, the Landlord leases unto the Tenant and the Tenant rents from the Landlord the Leased Premises described in Paragraph 1, and the Landlord and Tenant do hereby mutually covenant and agree as follows:

     1.   LEASED PREMISES

          The Leased Premises shall consist of 7672 square feet of office space and 4800 square feet of Laboratory/Production space, outside dimensions to center line of common wall, identified on the plot plan attached hereto and made a part hereof as Schedule "A", together with all improvements to be constructed thereon by the Landlord for the use of the Tenant, and all easements, improvements, tenements, appurtenances, hereditaments, fixtures and rights and privileges appurtenant thereto, and any and all fixtures and equipment which are to be installed in said building by the Landlord for the use of the Tenant in its occupancy of the Leased Premises.

     2.   TERM OF LEASE

          The term of the Lease shall be 5 years, to commence on or about February 1, 1998 and to end January 31, 2003, which dates are subject to the construction provisions set forth below.

     3.   CONSTRUCTION

          3.1 The Landlord shall substantially complete the Leased Premises in accordance with the plans, specification and work letter ("Plans") to be agreed to between the Landlord and

Tenant, in writing. The Plans shall be prepared by the Landlord after consultation with the Tenant and shall incorporate the tenant improvements set forth in the letter of Cedar Brook Corporate Center, L.P. dated July 14, 1997. The Plans shall be approved by both parties at least 90 days prior to the Commencement Date, or such date shall be extended by mutual agreement. The cost of such work shall be borne by the Landlord, with completion evidenced by either a Permanent or Temporary Certificate of Occupancy, or a Permanent or Temporary Certificate of Acceptance ("CO/CA") issued by the governmental instrumentality having jurisdiction thereof. It is agreed that for the purpose of this Lease, wherever and whenever the term "substantial completion" is used, it shall not include items of maintenance, service, punch list or guarantee. The Leased Premises shall be considered substantially completed upon the issuance of a CO/CA. In the event this Lease is executed on or before September 30, 1997, and Landlord has not obtained the CO/CA by May 11, 1998, Tenant may terminate this Lease. However, if the Lease is executed after September 30, 1997, one day shall be added to the May 11, 1998 termination date for each day that the execution of the Lease is delayed beyond September 30, 1997.

          3.2 After consultation with the Tenant, the Landlord shall have the right to substitute for the materials and equipment required by the Plans, materials and equipment of equal quality and standard, provided said substitutions conform with applicable building codes. In the event the premises are substantially completed prior to or after February 1, 1998, the lease term shall commence on the first day of the next succeeding month (hereinafter called the "Commencement Date") and shall continue for a term of 5 years thereafter. The Tenant shall, however, pay to the Landlord a sum equal to the pro rata share of one (1) month's rent for that portion of the month prior to the Commencement Date. During said period of partial monthly occupancy, all other terms and conditions of this Lease shall apply.

     4.   RENT

          4.1 The Tenant covenants and agrees to pay the annual rent of $311,800, ("Original Base Rent") in equal monthly installments in the sum of $25,983.33, which monthly payments shall be made promptly in advance on the first day of each and every month during the term of the Lease without demand and without off-set or deduction, together with such additional rent and other charges required to be paid by Tenant as are hereinafter set forth, all of which charges shall be considered additional rent.

          4.2 Tenant shall pay as additional rent its proportionate share of the repairs, maintenance, taxes, insurance and any other charges allocated amongst the Tenants as set forth in Paragraph 8. Tenants Proportionate Share shall be based on the relationship between the gross square footage leased to Tenant and the gross square footage of building construction completed in the office/industrial park to date. Tenant's Proportionate Share shall adjust over time as additional space is constructed in the office/industrial park. Tenant shall also pay additional rent for the Reserved Space set forth in Paragraph 41 hereof. Notwithstanding this Paragraph 4.2, the amount set forth in Paragraph
8.1 shall constitute the non-tax portion of the Common Area Expenses.

     5.   PARKING AND USE OF EXTERIOR AREA

          Landlord shall allocate 4 parking spaces in the front of Tenant's space, for the exclusive use of Tenant and the Tenant shall have the right to use all other parking spaces in common with other tenants of the office/industrial park. Landlord reserves the right to allocate any other parking spaces as it chooses. The Landlord and Tenant mutually agree that they will not block, hinder or otherwise obstruct the access driveways and parking areas so as to impede the free flow of vehicular traffic on the property. In connection with the use of the loading platforms, if any, Tenant agrees that it will not use the same so as to unreasonably interfere with the use of the access driveways and parking areas. Tenant shall not store trailers or other vehicles on any portion of the access driveways or parking areas, and may not utilize any portion of the land outside of the Leased Premises for any purpose unless consented to in advance by Landlord.

     6.   USE

          The Tenant covenants and agrees to use and occupy the Leased Premises only as laboratory, production and office use, as set forth in the letter from Hydro Med Sciences attached hereto as Schedule "B", which use is expressly subject to all applicable zoning ordinances, rules and regulations of any governmental instrumentalities, boards or bureaus having jurisdiction thereof. Landlord shall provide the municipal zoning officer with a copy of Schedule "B" and obtain a confirmation from him that all such uses are permitted in the Leased Premises.

     7.   REPAIRS AND MAINTENANCE

          7.1 Tenant shall generally maintain and repair the Leased Premises, and shall, at the expiration of the term, deliver the Leased Premises in good order and condition, damages by fire or casualty, the elements and ordinary wear and tear excepted. The Tenant covenants and agrees that it shall not cause or permit any waste, damage or disfigurement to the Leased Premises, or any overloading of the floors. The Tenant shall make all repairs to the floor surface, the electrical and plumbing systems located within the Leased Premises, including all ballasts and fluorescent fixtures. Landlord shall be responsible for repairs necessary to the roof, exterior and load-bearing walls, and electric and plumbing systems to the point where they enter the Leased Premises, unless repair is necessitated by any act of Tenant or its agents. Landlord shall also be responsible for the repair, replacement and maintenance of the HVAC system, except for emergency situations in the laboratory area where Landlord shall only be responsible for the cost of parts and materials. In such emergency situations, Tenant shall arrange for the repair and replacement of the HVAC system and shall separately bill the Landlord for the cost of parts and materials.

          7.2 The Tenant shall, at its own cost and expense, pay all utility meter and service charges, including gas and electric. The Tenant agrees to maintain the warehouse area at a minimum temperature of 45 degrees to prevent the freezing of domestic water and sprinkler pipes. Tenant shall not store any garbage or recyclables outside the Leased Premises, and shall deliver its garbage and recyclables to the central receiving area.

     8.   COMMON AREA EXPENSES & MANAGEMENT FEE

          8.1 The Tenant shall be responsible for its Proportionate Share of the following items all of which shall be known as Common Area Expenses:

          (a) The costs incurred by the Landlord for the expense, maintenance or repair of the following:

               (1)  lawns and shrubbery:

               (2)  water and standby sprinkler charges;

               (3)  exterior lighting;

               (4)  exterior sewer lines;

               (5)  exterior utility lines;

               (6) repair and maintenance of any signs serving the office/industrial park;

               (7)  snow removal;

               (8)  garbage disposal;

               (9)  general ground maintenance;

               (10) parking lot, driveways and walkways;

               (11) maintenance contract for the roof, HVAC and building site;

               (12) pest control;

               (13) central station monitoring; and

               (14) other maintenance expenses normally incurred by Landlord.

          (b) The annual insurance premiums charged to the Landlord for insurance coverage which insures the building of which the Leased Premises is a part. The insurance shall be for the full replacement value of all insurable improvements with any customary extensions of coverage including, but not limited to, vandalism, malicious mischief, sprinkler damage and comprehensive liability, and insurance for one year's rent. Any increase in the insurance premiums due to a change in rating of the building which is solely attributable to Tenant's use, or due to special Tenant equipment, shall be paid entirely by the Tenant. Tenant shall pay the cost of the items set forth in Paragraphs 8.1
(a) and (b) to the Landlord, monthly, as additional rent, based on the following schedule:

Year   $ amount/sq.ft. of leased space
----   -------------------------------
1998                 1.57
1999                 1.65
2000                 1.73
2001                 1.82
2002                 1.91

          8.2 Tenant shall also pay, as additional rent, its proportionate share of the real estate and personal property taxes assessed against the Leased Premises for land, building and improvements, along with any levy for the installation of local improvements affecting the Leased Premises assessed by any governmental body having jurisdiction thereof. Landlord shall provide Tenant with an annual statement indicating the amount of its monthly tax payment, along with a copy of the municipal tax bill. The real estate tax obligation of the Tenant shall include any tax or imposition for parking lot usage which may be levied by any governmental body having jurisdiction thereof. In addition to its Proportionate Share of the above items, Tenant shall pay directly all real estate taxes assessed by the municipality on its Tenant improvements. In the event the building has not been assessed or Landlord has not received a tax bill by the Commencement Date, Tenant shall still be responsible for its proportionate share of taxes, and shall pay same, retroactive to the Commencement Date, within 10 days of receiving an invoice from Landlord.

          8.3 In addition to Common Area Expenses, Landlord shall charge a management fee of $.45 per square foot for the Leased Premises, not to include the Reserved Space.

          8.4 If at any time during the term of this lease the method or scope of taxation prevailing at the commencement of the lease term shall be altered, such substituted tax or imposition shall be payable and discharged by the Tenant in the manner required pursuant to the law which shall authorize such change.

          8.5 The Tenant covenants and agrees that it will, at its sole cost and expense, carry liability insurance covering the Leased Premises in the minimum amount of $1,000,000.00 per accident for 1 person, $3,000,000.00 per accident for 2 or more persons, and a minimum amount of $300,000.00 for property damage. The Tenant shall add the Landlord as a party insured on such policy and will furnish Landlord with a certificate of said liability insurance prior to the Commencement Date. The certificate shall contain a clause that the policy will not be cancelled except on 10 days written notice to the Landlord.

          8.6 The parties covenant and agree that the insurance policies required to be furnished in accordance with the terms and conditions of this Lease, or in connection with insurance policies which they obtain insuring such insurable interest as Landlord or Tenant may have in its own properties, whether personal or real, shall expressly waive any right of subrogation on the part of the insurer against the Landlord or Tenant. Landlord and Tenant each mutually waive all right of recovery against each other, their agents, or employees for any loss, damage or injury of any nature whatsoever to property or person for which either party is required by this lease to carry insurance.

     9.   SIGNS

          At its sole expense the Tenant shall have the right to install at the Leased Premises, at a location to be approved by the Landlord, only such signs as are required by Tenant for the purpose of identifying the Tenant, which signs are compatible with the design plan for the complex of buildings known as Cedar Brook Corporate Center and are approved by the Landlord. The signs shall comply with the rules and regulations of the applicable governmental boards and bureaus having jurisdiction thereof. The installation of such signs shall not cause any structural damage to the building and shall not be permitted on the roof. Landlord shall not unreasonably withhold any approval of signs requested by Tenant.

     10.  ASSIGNMENT AND SUBLETTING

          10.1 The Tenant may not assign or sublet the Leased Premises or any part thereof, unless it shall first advise the Landlord in writing, by certified mail, return receipt requested. In such event, the Landlord shall have 60 days from receipt of such notice to elect to re-capture the Leased Premises and terminate the Lease or to consent to the assignment of the Lease or the sublease of the Leased Premises.

          10.2 If Landlord elects to recapture the Leased Premises, Tenant shall surrender the Leased Premises no later than 90 days after Landlord's written notice of its election to recapture.

          10.3 In connection with any permitted assignment or subletting, (i) the Tenant shall pay monthly to the Landlord one-half of any increment in rent received by Tenant per square foot over the rent then in effect during the year of the assignment or subletting, which payment shall be made monthly together with the required rent hereunder; and (ii) if Tenant receives any consideration or value for such assignment or subletting, Landlord shall be paid one-half of any such consideration or value within 10 days after receipt of the same by Tenant. As a condition hereunder, Tenant warrants and represents to Landlord that it will furnish to Landlord a copy of all pertinent documents with respect to any such assignment or subletting so as to establish Tenant's obligation to Landlord hereunder.

          10.4 In the event of any assignment or subletting permitted by the Landlord, the Tenant shall remain and be directly and primarily responsible for payment and performance of the within Lease obligations, and the Landlord reserves the right, at all times, to require and demand that the Tenant pay and perform the terms and conditions of this Lease. No such assignment or subletting shall be made to any Tenant who shall occupy the Leased Premises for any use other than that which is permitted to the Tenant, or for any use which may be deemed disreputable or extra hazardous, or which would in any way violate applicable laws, ordinances or rules and regulations of governmental boards and bodies having jurisdiction.

     11.  FIRE AND CASUALTY

          11.1 In case of any damage to or destruction of any portion of the building of which the Leased Premises is a part by fire or other casualty occurring during the term of this lease (or previous thereto), which shall render at least 1/3 of the floor area of the Leased Premises or the building untenantable or unfit for occupancy, which damage cannot be repaired within 180 days from the happening of such casualty, using reasonable diligence ("Total Destruction") then the term hereby created shall, at the option of the Landlord, upon written notice to the Tenant within 15 days of such fire or casualty, cease and become null and void from the date of such Total Destruction. In such event the Tenant shall immediately surrender the Leased Premises to the Landlord and this Lease shall terminate. The Tenant shall only pay rent to the time of such Total Destruction. However, in the event of Total Destruction if the Landlord shall elect not to cancel this lease within the 15 day period the Landlord shall repair and restore the same to substantially the same condition as it was prior to the damage or destruction, with reasonable speed and dispatch. Tenant shall not be responsible for the payment of rent while the repairs and restorations are being made, but shall recommence immediately after the premises are restored as evidenced by the issuance of a CO/CA by municipal authorities. In any case where Landlord must restore, consideration shall be given for delays which would justify non-performance under the Force Majeure paragraph in this Lease.

          11.2 In the event of any other casualty which shall not be tantamount to Total Destruction the Landlord shall repair and restore the Building and the Leased Premises to substantially the same condition as they were prior to the damage or destruction, with reasonable speed and dispatch. The rent shall abate or be equitably apportioned as to any portion of the Leased Premises which shall be unfit for occupancy by the Tenant, or which cannot be used by the Tenant to conduct its business. The rent shall recommence immediately upon restoration of the Leased Premises as evidenced by the issuance of a CO/CA by municipal authorities.

          11.3 In the event of any uninsured casualty, the Landlord may elect to treat the casualty as though it had insurance or it may terminate the lease. If it treats the casualty as though it had insurance then the provisions of this paragraph shall apply. The Landlord shall serve a written notice upon the Tenant within 15 days of the casualty specifying the election which it chooses to make.

          11.4 In the event the Landlord rebuilds, the Tenant agrees, at its cost and expense, to forthwith remove any and all of its equipment, fixtures, stock and personal property in order to permit Landlord to expedite the construction. The Tenant shall assume at its sole risk the responsibility for damage to or security of such fixtures and equipment in the event that any portion of the building area has been damaged and is not secure.

     12.  COMPLIANCE WITH LAWS, RULES AND REGULATIONS

          12.1 (a) The Tenant agrees that upon acceptance and occupancy of the Leased Premises, it will, at its own cost and expense, comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and Municipal governments arising from the operations of Tenant at the Leased Premises. The Tenant also agrees that it will not commit any nuisance, and will dispose of all garbage and waste in connection with its operations so as to avoid unreasonable emissions of dirt, fumes, odors or debris.

               (b) The Tenant agrees, at its own cost and expense, to comply with such regulations or requests as may be required by the fire or liability insurance carriers providing insurance for the Leased Premises, and the Board of Fire Underwriters, in connection with Tenant's use and occupancy of the Leased Premises.

          12.2 In case the Tenant shall fail to comply with all material provisions of the aforesaid statutes, ordinances, rules, orders, regulations and requirements then the Landlord may, after 10 days' notice (except for emergency repairs, which may be made immediately), enter the Leased Premises and take any reasonable actions to comply with them, at the cost and expense of the Tenant. The cost thereof shall be added to the next month's rent and shall be due and payable as such, or the Landlord may deduct the same from the balance of any sum remaining in the Landlord's hands. This provision is in addition to the right of the Landlord to terminate this Lease by reason of any default on the part of the Tenant. However, in the event that all necessary repairs are made by Tenant, the initial failure to comply with the aforesaid laws and regulations shall not constitute an event of default.

          12.3 Tenant expressly covenants and agrees to indemnify, defend and save the Landlord harmless against any claim, damage, liability, cost, penalties, or fines which the Landlord may suffer as a result of air, ground or water pollution caused by the Tenant in its use of the Leased Premises. The Tenant covenants and agrees to notify the Landlord immediately of any claim or notice served upon it with respect to any claim that the Tenant is causing air, ground or water pollution; and the Tenant shall take immediate steps to halt, remedy or cure any pollution of air, ground or water caused by the Tenant by its use of the Leased premises. The indemnitor shall promptly assume full control of the defense against any such claim, suit or demand with the assistance of counsel reasonably satisfactory to the indemnitee, and the indemnitee shall cooperate with indemnitor and such counsel in the evaluation and defense thereof, provided that the indemnitor shall reimburse the indemnitee for its out-of-pocket expenses (including without limitation reasonable attorneys' fees and disbursements) in connection therewith, which expenses shall not include the time value of the indemnitee's employees or management. The indemnitee will not make any admission of liability or responsibility, enter into any settlement, take any other action or incur any expense (except reasonable attorneys' fees) with respect to any such claim, suit or demand without the indemnitor's prior written consent, which shall not be unreasonably withheld or delayed.

          12.4 Tenant expressly covenants and agrees to fully comply with the provisions of the New Jersey Industrial Site Recovery Act (N.J.S.A. 13:lK-6, et seq.) "ISRA", and its regulations, prior to the termination of the Lease or at any time that any action of the Tenant triggers the applicability of ISRA. In particular, the Tenant agrees that it shall comply with the provisions of ISRA in the event of any "closing, terminating or transferring" of Tenant's operations, as defined by and in accordance with the regulations. Tenant shall file all initial applications for ISRA approval, and provide Landlord with copies thereof, at least one year before the termination date. Tenant will also diligently pursue its application and shall comply with all New Jersey Department of Environmental Protection ("NJDEP") requests within the time frame imposed by the NJDEP, but no later than 30 days after receiving the request. In the event the Tenant pursues its obligation diligently, and is unable to provide Landlord with evidence of compliance with ISRA, then it shall not be obligated to pay any further rent following the termination date of the Lease. Evidence of compliance, as used herein, shall mean a "letter of non-applicability" issued by the New Jersey Department of Environmental Protection ("NJDEP"), an approved "negative declaration" or a "remediation action plan" which has been fully implemented and approved by NJDEP. Evidence of compliance shall be delivered to the Landlord, together with copies of all submissions made to the NJDEP, including all environmental reports, test results and other supporting documentation. However, if Tenant is required by the NJDEP to clean-up any hazardous substances at the property, and such clean-up extends beyond the termination date, then Tenant shall be liable to continue paying rent and additional rent to the Landlord until the clean-up has been fully implemented and approved by NJDEP. Tenant shall be given credit for rent received if Landlord is able to rent the Lease Premises, or any portion, while Tenant is conducting any clean-up which extends beyond the termination date.

               In addition to the above, Tenant agrees that it shall cooperate with Landlord in the event ISRA is applicable to any portion of the property of which the Leased Premises are a part. In such case, Tenant agrees that it shall fully cooperate with Landlord in connection with any information or documentation which may be requested by the NJDEP. In the event that any remediation of the Property is required in connection with the conduct by Tenant of its business at the Leased Premises, Tenant expressly covenants and agrees that it shall be responsible for that portion of the remediation which is attributable to the Tenant's operation. Tenant hereby represents and warrants that its Standard Industrial Classification No. 2821, and that Tenant shall not generate, manufacture, refine, transport, treat, store, handle or dispose of "hazardous substances" as the same are defined under ISRA and the regulations promulgated pursuant thereto, except in strict compliance with all governmental rules, regulations and procedures. Tenant hereby agrees that it shall promptly inform Landlord of any change in its SIC number and obtain Landlord's consent for any change in the nature of the business to be conducted in the Leased Premises. The within covenants shall survive the expiration or earlier termination of the lease term.

     13.  INSPECTION BY LANDLORD

          The Tenant agrees that the Landlord shall have the right to enter into the Leased Premises at all reasonable hours for the purpose of examining the same upon reasonable advance notice of not less than 24 hours (except in the event of emergency), or to make such repairs as are necessary. Any repair shall not unduly interfere with Tenant's use of the Leased Premises.

     14.  DEFAULT BY TENANT

          14.1 Each of the following shall be deemed a default by Tenant and a breach of this lease:

          (a) (1) filing of a petition by the Tenant for adjudication as a bankrupt, or for reorganization, or for an arrangement under any federal or state statute, except in a Chapter 11 Bankruptcy where the rent and additional rent stipulated herein is being paid and the terms of the lease are being complied with;

               (2)  dissolution or liquidation of the Tenant;

               (3) appointment of a permanent receiver or a permanent trustee of all or substantially all of the property of the Tenant, if such appointment shall not be vacated within 60 days, provided the rent and additional rent stipulated herein is being paid and the terms of the lease are being complied with, during said 60 day period;

               (4) taking possession of the property of the Tenant by a governmental officer or agency pursuant to statutory authority for dissolution, rehabilitation, reorganization or liquidation of the Tenant if such taking of possession shall not be vacated within 60 days, provided the rent and additional rent stipulated herein is being paid and the terms of the lease are being complied with, during said 60 day period;

               (5) making by the Tenant of an assignment for the benefit of creditors;

               (6) abandonment, desertion or vacation of the Leased Premises by the Tenant;

          (b) Default in the payment of the rent or additional rent herein reserved or any part thereof, which continues for 10 business days.

          (c) A default in the performance of any other covenant or condition of this Lease on the part of the Tenant to be performed for a period of 10 days after notice. However, no default on the part of Tenant shall be deemed to exist if it diligently commences efforts to rectify same and Landlord is indemnified against loss or liability arising from the default.

          14.2 In the event of any default set forth above, Landlord may serve written notice upon the Tenant electing to terminate this lease upon a specified date not less than 10 days after the date of serving such notice and this Lease shall then expire on the date so specified as if that date had been originally fixed as the expiration date of the term herein granted.

          14.3 In case this Lease shall be terminated Landlord or its agents may, immediately or any time thereafter, re-enter and resume possession of the Leased Premises or such part thereof, and remove all persons and property therefrom, either by summary proceedings or by a suitable action or proceeding at law, without being liable for any damages therefor. No re-entry by Landlord shall be deemed an acceptance of a surrender of this lease. However, if the Tenant is in default and moves out, or is dispossessed, and fails to remove any property, machinery, equipment and fixtures or other property within 10 days after such default, dispossession or removal, then and in that event, the said property, machinery, equipment and fixtures or other property shall at the option of the Landlord, be deemed to be abandoned, or the Landlord may remove such property and charge the reasonable cost and expense of removal and storage to the Tenant. The Tenant shall be liable for any damage which it causes in the removal of said property from the Leased Premises.

          14.4 In case this Lease shall be terminated, Landlord shall make reasonable efforts to relet the whole or any portion of the Leased Premises for any period equal to or greater or less than the remainder of the then current term, for any sum which it may deem reasonable, to any tenant which it may deem suitable and satisfactory, and for any use and purpose which it may deem appropriate. In connection with any such lease Landlord may make such changes in the character of the improvements on the Leased Premises as Landlord may determine to be appropriate or helpful in effecting such lease and may grant reasonable concessions. Landlord shall not in any event be required to pay Tenant any sums received by Landlord on a reletting of the Leased Premises.

          14.5 In the event this Lease is terminated and whether or not the Leased Premises be relet, Landlord shall be entitled to recover from the Tenant all rent due and all expenses, including reasonable counsel fees, incurred by Landlord in recovering possession of the Leased Premises, and all reasonable costs and charges for the care of the Leased Premises while vacant, which damages shall be due at such time as they are incurred by Landlord; and a sum equal to all damages set forth in this Paragraph 14 and in Paragraph 15. Without any previous notice or demand, separate actions may be maintained by Landlord against Tenant from time to time to recover any damages which have become due and payable to the Landlord without waiting until the end of the term.

          14.6 In the event Landlord fails to perform any of its obligations set forth in this Lease, then Tenant shall provide Landlord within 10 days notice of such failure. If Landlord does not perform its obligations within the 10 day period, or is not diligently pursuing such performance, then Tenant may cure problem and submit an invoice to Landlord for the cost thereof.

     15.  LIABILITY OF TENANT FOR DEFICIENCY

          In the event that the relation of the Landlord and Tenant terminates by reason of

               (a) a default by the Tenant and the re-entry of the Landlord as permitted herein;

               (b) by the ejectment of the Tenant by summary proceedings or other judicial proceedings;

               (c) after the abandonment of the Leased Premises by the Tenant, it is hereby agreed that the Tenant shall remain liable to pay in monthly payments the rent and any other charges which shall accrue. The Tenant expressly agrees to pay as damages for such breach of this Lease the difference between the rent reserved and the rent received, if any, by the Landlord, during the remainder of the unexpired term.

     16.  NOTICES

          All notices required by this Lease shall be given by certified mail, return receipt requested, overnight courier or personal delivery with receipt, at the address set forth on the first page of this lease, and/or such other place as the parties may designate in writing.

     17.  NON-WAIVER BY LANDLORD

          The failure of Landlord to insist upon the strict performance of any of the terms of this Lease, or to exercise any option contained herein, shall not be construed as a waiver of any such term. Acceptance by Landlord of performance of anything required by this Lease to be performed, with the knowledge of the breach of any term of this Lease, shall not be deemed a waiver of such breach, nor shall acceptance of rent in a lesser amount than is due (regardless of any endorsement on any check, or any statement in any letter accompanying any payment of rent) be construed either as an accord and satisfaction or in any manner other than as payment on account of the earliest rent then unpaid by Tenant. No waiver by Landlord of any term of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord.

     18.  RIGHT OF TENANT TO MAKE ALTERATIONS AND IMPROVEMENTS

          The Tenant may not make alterations, additions or improvements to the Leased Premises, or change the door locks or window coverings, or in any way alter access to the Leased Premises without the consent of the Landlord, which consent Landlord shall not unreasonably withhold. Tenant shall furnish to Landlord as-built drawings of any alterations, additions or improvements which are made, with an adjustment of rent applicable to any change in the character of the space, such as from warehouse to office. Landlord agrees to review any alteration, addition, or improvements proposed by Tenant within 10 days of receipt of plans and specifications, and advise Tenant of its decision. Any approval given is not intended to subject the Landlord's property to liability under any lien law.

     19.  NON-LIABILITY OF LANDLORD

          Tenant agrees to assume all risk of damage to its property, equipment and fixtures occurring in or about the Leased Premises, whatever the cause of such damage or casualty. Landlord shall not be liable for any damage or injury to property or person caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of the building, or from any damage or injury resulting or arising from any other cause or happening whatsoever, unless arising from the negligence of Landlord, its agents, servants or employees.

     20.  RESERVATION OF EASEMENT

          Landlord reserves the right, easement and privilege to enter on the Leased Premises in order to install, at its own cost and expense, any storm drains and sewers and/or utility lines in connection therewith as may be required by the Landlord. It is understood and agreed that if such work as may be required by Landlord requires an installation which may displace any paving, lawn, seeded area or shrubs the Landlord, shall, at its own cost and expense, restore or redesign said paving, lawn, seeded area or shrubs. The Landlord covenants that the foregoing work shall not unreasonably interfere with the normal operation of Tenant's business.

     21.  STATEMENT OF ACCEPTANCE

          Upon the delivery of the Leased Premises to the Tenant the Tenant covenants and agrees that it will furnish to Landlord a statement which shall set forth the Date of Commencement and the Date of Expiration of the lease term.

     22.  FORCE MAJEURE

          The period of time during which the Landlord or Tenant is prevented from performing any act required to be performed under this Lease by reason of fire, catastrophe, strikes, lockouts, civil commotion, acts of God, government prohibitions or preemptions or embargoes, inability to obtain material or labor by reason of governmental regulations, the act or default of the other party, or other events beyond the reasonable control of Landlord or Tenant, as the case may be, shall be added to the time for performance of such act. Notwithstanding the above, Tenant's obligation to pay rent shall be excused if a force majeure prevents it from occupying the demised premises for a period exceeding 30 days and rent payment shall recommence at such time as the Tenant may once again occupy the demised premises.

     23.  STATEMENTS BY LANDLORD AND TENANT

          Landlord and Tenant agree at any time and from time to time upon not less than 10 days' prior notice from the other to execute, acknowledge and deliver to the party requesting same, a statement in writing, certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that it is not in default (or if claimed to be in default, stating the amount and nature of the default) and specifying the dates to which the basic rent and other charges have been paid in advance.

     24.  CONDEMNATION

          24.1 If due to condemnation, (I) more than 15% of the Leased Premises is taken or rendered untenantable, or (ii) more than 25% of the ground is taken (including parking areas, but excluding front, side and rear set back areas) and, in the opinion of both Landlord and Tenant, said taking unreasonably or unduly interferes with the use of the Leased Premises, the lease term created shall terminate from the date when the authority exercising the power of eminent domain takes or interferes with the use of the Property. The Tenant shall be responsible for the payment of rent until the time of surrender. In any event, no part of the Landlord's condemnation award shall be claimed by the Tenant. Without diminishing Landlord's award, the Tenant shall have the right to make a claim against the condemning authority for such independent claim which it may have.

          24.2 In the event of any partial taking which would not be cause for termination of the Lease, or in the event of any partial taking in excess of the percentages provided above and Tenant retains the balance of the Leased Premises remaining after such taking, then the rent shall abate in an amount to be mutually agreed upon between the Landlord and Tenant based on the relationship that the character of the property prior to the taking bears to the property which shall remain after the condemnation. The Landlord shall, to the extent permitted by applicable law and as the same may be practicable promptly make such repairs and alterations in order to restore the building and/or improvements to usable condition to the extent of any condemnation award received by Landlord.

     25.  LANDLORD'S REMEDIES

          25.1 The rights and remedies given to the Landlord in this lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by the Landlord, shall be deemed to be in exclusion of any of the others.

          25.2 In addition to any other legal remedies for violation or breach of this lease by the Tenant or by anyone holding or claiming under the Tenant such violation or breach shall be restrainable by injunction at the suit of the Landlord.

          25.3 No receipt of money by the Landlord from any receiver, trustee or custodian or debtors in possession shall reinstate, continue or extend the term of this lease or affect any notice theretofore given to the Tenant, or to any such receiver, trustee, custodian or debtor in possession, or operate as a waiver or estoppel of the right of the Landlord to recover possession of the Leased Premises for any of the causes therein enumerated by any lawful remedy; and the failure of the Landlord to enforce any covenant or condition by reason of its breach by the Tenant shall not be deemed to void or affect the right of the Landlord to enforce the same covenant or condition on the occasion of any subsequent default or breach.

     26.  QUIET ENJOYMENT

          The Landlord covenants that the Tenant, on paying the rental and performing the covenants and conditions contained in this Lease, may peaceably and quietly have, hold and enjoy the Leased Premises for the Lease term.

     27.  SURRENDER OF PREMISES

          On the last day, or earlier permitted termination of the Lease term, Tenant shall quit and surrender the Leased Premises in good and orderly condition and repair (reasonable wear and tear, and damage by fire or other casualty excepted) and shall deliver and surrender the Leased Premises to the Landlord peaceably, together with all alterations and improvements to the Leased Premises. The Landlord reserves the right, however, to require the Tenant at its cost and expense to remove any alterations or improvements installed by the Tenant, and restore the Leased Premises to its original state, normal wear and tear excepted. Prior to the expiration of the Lease term the Tenant shall remove all of its property, fixtures, equipment and trade fixtures from the Leased Premises. All property not removed by Tenant shall be deemed abandoned by Tenant, and Landlord reserves the right to charge the reasonable cost of such removal to the Tenant. If the Leased Premises are not surrendered at the end of the Lease term, the Tenant shall be liable for double rent under NJSA 2A:42-6, and Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in surrendering the Leased Premises, including, without limitation any claims made by any succeeding tenant founded on the delay, and any loss of income suffered by Landlord. These covenants shall survive the termination of the Lease.

     28.  INDEMNITY

          Anything in this Lease to the contrary notwithstanding, and without limiting the Tenant's obligation to provide insurance hereunder the Tenant covenants and agrees that it will indemnify, defend and save harmless the Landlord against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including without limitation reasonable attorneys' fees, which may be imposed upon or incurred by Landlord by reason of any of the following occurring during the term of this
Lease:

          (a) Any matter, cause or thing arising out of Tenant's use, occupancy, control or management of the Leased Premises and any part thereof unless arising from the negligence of Landlord, its agents, servants and employees;

          (b) Any negligence on the part of the Tenant or any of its agents, contractors, servants, employees, licensees or invitees;

          (c) Any accident, injury, damage to any person or property occurring in, or about the Leased Premises, unless arising from the negligence of Landlord, its agents, servants and employees;

          (d) Any failure on the part of Tenant to perform or comply with any of its covenants, agreements, terms or conditions contained in this Lease.

          Landlord shall promptly notify Tenant of any such claim asserted against it and shall promptly send to Tenant copies of all papers or legal process served upon it in connection with any action or proceeding brought against Landlord.

     29.  LEASE CONSTRUCTION

          This Lease shall be construed pursuant to the laws of the State of New Jersey.

     30.  BIND AND INURE CLAUSE

          The terms, covenants and conditions of this Lease shall be binding upon, and inure to the benefit of, each of the parties hereto and their respective heirs, successors and assigns.

     31.  INCLUSIONS

          The neuter gender when used herein, shall include all persons and corporations, and words used in the singular shall include words in the plural where the text of the instrument so requires.

     32.  DEFINITION OF TERM "LANDLORD"

          When the term "Landlord" is used in this Lease it shall be construed to mean and include only the owner of title to the building. Upon the transfer by the Landlord of the title, the Landlord shall advise the Tenant in writing by certified mail, return receipt requested, of the name of the Landlord's transferee. In such event, the Landlord shall be automatically freed and relieved from and after the date of such transfer of title of all personal liability with respect to the performance of any of the covenants and obligations on the part of the Landlord herein contained to be performed, provided any such transfer and conveyance by the Landlord is expressly subject to the assumption by the transferee of the obligations of the Landlord hereunder.

     33.  COVENANTS OF FURTHER ASSURANCES

          If, in connection with obtaining financing for the improvements on the Leased Premises, the mortgage lender shall request reasonable modifications in this lease as a condition to such financing, Tenant will not unreasonably withhold, delay or refuse its consent thereto, provided that such modifications do not in Tenant's reasonable judgment increase the obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant's use and enjoyment of the Leased Premises.

     34.  COVENANT AGAINST LIENS

          Tenant agrees that it shall not encumber, or permit to be encumbered, the Leased Premises or the fee thereof by any lien, charge or encumbrance, and Tenant shall have no authority to mortgage or hypothecate this Lease in any way whatsoever. Any violation of this Paragraph shall be considered a breach of this Lease.

     35.  SUBORDINATION

          This Lease shall be subject and subordinate at all times to the lien of any mortgages or ground leases or other encumbrances now or hereafter placed on the land and building and Leased Premises without the necessity of any further instrument or act on the part of Tenant to effectuate such subordination. However, Tenant agrees to execute such further documents evidencing the subordination of the Lease to the lien of any mortgage or ground lease as shall be desired by Landlord. Tenant appoints Landlord the attorney in fact of the Tenant irrevocably, to execute and deliver any such instrument or instruments for and in the name of Tenant.

     36.  EXCULPATION OF LANDLORD

          The Landlord's principals shall have no personal obligation for payment of any indebtedness or for the performance of any obligation under this Lease. The performance of Landlord's obligations expressed herein may be enforced only against the Landlord and the Leased Premises, the rents, issues and profits thereof. The Tenant agrees that no deficiency judgment or other judgment for money damages shall be entered by it against the Landlord's principals personally in any action.

     37.  NET RENT

          It is the intent of the Landlord and Tenant that this Lease shall yield, net to Landlord, the rent specified and all additional rent and charges in each month during the term of the Lease, and that all costs, expenses and obligations of every kind relating to the Lease Premises shall be paid by the Tenant, unless expressly assumed by the Landlord.

     38.  SECURITY

          Upon execution of this Lease, the Tenant shall deposit with the Landlord the sum of $24,700 as security for the full and faithful performance of its obligations under this Lease. Upon termination of this Lease, and providing the Tenant is not in default hereunder and has performed all of the conditions of this Lease, the Landlord shall return the security deposit to the Tenant. Tenant covenants and agrees that it will not assign, pledge, hypothecate, mortgage or otherwise encumber the security during the term of this Lease. It is expressly understood and agreed that the Landlord shall not be required to segregate the security.

     39.  BROKERAGE

          The parties mutually represent to each other that no broker is entitled to a commission and that neither party dealt with any broker in connection with the within Lease. In the event either party violates this representation, it shall indemnify and defend the other party harmless from all claims and damages.

     40.  LATE CHARGES

          In addition to any other remedy, a late charge of 1-1/2% per month, retroactive to the date rent was due, shall be due and payable, without notice from Landlord, on any portion of rent or other charges not paid within 10 days of the due date. However, if Tenant is late more than two times in any calendar year, then the 10 day period is reduced to 5 days for the balance of the lease term.

     41.  RESERVED SPACE

          In addition to the Leased Premises set forth in Paragraph 1, Landlord shall reserve 3,000/sq. ft. of space contiguous to the Leased Premises ("Reserved Space"), as more particularly delineated on Schedule A. Tenant shall pay rental of $6.00/sq. ft. for the Reserved Space inclusive of all charges set forth in Paragraph 8 hereof, except for utilities required to serve the Reserved Space, which shall be Tenant's responsibility. While such space is in a reserved status it shall not be included in determining Tenant's Proportionate Share. Tenant shall have the option at any time during the original Lease term to advise Landlord, in writing, that it desires Landlord to finish the Reserved Space and include it as part of the Leased Premises. All improvements to the Reserved Space shall be made within a timetable and a cost schedule to be agreed between the parties.

     42.  OPTION TO RENEW

          Provided the Tenant is not in default hereunder, it has the right to renew the lease, for a 5 year period, to commence at the end of the initial term of this Lease. The renewal shall be upon the same terms and conditions as contained in this Lease, except the Original Base Rent will increase by 15%. The option of the Tenant to renew this Lease is expressly conditioned upon the Tenant delivering to the Landlord a notice, in writing, by certified mail, return receipt requested one year prior to the date fixed for termination of the original Lease term.

          IN WITNESS WHEREOF, the parties hereto have executed this document on the date first above written.

                                        Cedar Brook Corporate Center, L.P.


Date: 10/6/97                           By: /s/ Illegible
                                            ------------------------------------
                                                                        Landlord


                                        National Patent Development Corporation


Date:                                   By: /s/ Jerome I. Feldman
      --------------                        ------------------------------------


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